REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Trustees and Shareholders of the SAFECO Taxable Bond Trust, SAFECO Managed Bond Trust, SAFECO Tax-Exempt Bond Trust, and SAFECO Money Market Trust

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of the SAFECO Taxable Bond Trust (comprising the SAFECO High-Yield Bond Fund, SAFECO Intermediate-Term U.S. Treasury Fund, and SAFECO GNMA Fund), the SAFECO Managed Bond Trust (comprising the Managed Bond
Fund), the SAFECO Tax-Exempt Bond Trust (comprising the SAFECO California Tax-Free Income Fund, SAFECO Municipal Bond Fund, SAFECO Intermediate-Term Municipal Bond Fund, and SAFECO Insured Municipal Bond Fund), and the SAFECO Money Market Trust (comprising the SAFECO Money Market Fund and SAFECO Tax-Free Money Market Fund) as of December 31, 2000, and the related statements of operations, the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the trusts' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds of the SAFECO Taxable Bond Trust, the SAFECO Managed Bond Trust, the SAFECO Tax-Exempt Bond Trust, and the SAFECO Money Market Trust as listed above at December 31, 2000, the results of their operations, the changes in their net assets and financial highlights for each of the periods referred to above, in conformity with accounting principles generally accepted in the United States.


Seattle, Washington
January 31, 2001